As filed with the Securities and Exchange Commission on July 26, 1996
                                                     Registration No. 33-
                                                                         -------


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        OLYMPIC ENTERTAINMENT GROUP, INC.
               (Exact Name of Registrant as specified in Charter)

          Nevada                                            88-0271810
(State of Other Jurisdiction                              (I.R.S. Employer
      of Incorporation)                                  Identification No.)

  2001 East Flamingo Road, Suite 100
     Las Vegas, Nevada                                         89119
(Address of Principal Executive Office)                     (Zip Code)


                        OLYMPIC ENTERTAINMENT GROUP, INC.
                         1996 EMPLOYEE STOCK OPTION PLAN
                        ---------------------------------
                            (Full title of the plan)

                                                           Copy to:
         DOMINIC ORSATTI                             JOHN HOLT SMITH, ESQ.
      Chairman of the Board                          Smith & Associates
 OLYMPIC ENTERTAINMENT GROUP, INC.                      Eighteenth Floor
 2001 East Flamingo Road, Suite 100                  1901 Avenue of the Stars
     Las Vegas, Nevada 89119                       Los Angeles, California 90067
          (702) 369-2588                                    (310) 277-1250
 -----------------------------------               -----------------------------
     (Name, address and telephone
      number, including area code,
        of agent for service)


                                                 CALCULATION OF REGISTRATION FEE
======================================================================================================================

Title  of                    Amount              Proposed Maximum           Proposed  Maximum          Amount of
Securities to                 to be               Offering Price                Aggregate            Registration
be Registered             Registered(1)            Per Share(2)             Offering Price(2)            Fee


Common Stock              800,000 Shares                $2.25                 $1,800,000                $562.50

=======================================================================================================================

(1)  800,000 shares are being registered  pursuant to the Company's 1996 Employee Stock Option Plan, as authorized by the Board of
     Directors on June 18, 1996, and ratified by shareholders on June 18, 1996.

(2)  Estimated  based on the  aggregate  number of shares of Common  Stock which may be purchased  pursuant to the Plan  described herein in accordance  with Rule 457(h) and solely for the purpose of  calculating  the  registration  fee on the basis of the average of the bid and ask prices as reported by the National Association of Securities Dealers, Inc. in the over-the-counter market on July 22, 1996.
                                                         ---------------

                                 The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933


REOFFER PROSPECTUS

                        OLYMPIC ENTERTAINMENT GROUP, INC.
                              a Nevada corporation


                         360,000 Shares of Common Stock
                        on behalf of Selling Shareholders


                                 pursuant to the


                        OLYMPIC ENTERTAINMENT GROUP, INC.
                         1996 EMPLOYEE STOCK OPTION PLAN


The Company registered 800,000 shares of Common Stock (the "Shares) as July 26, 1996 of which 360,000 are intended to be sold on behalf of the selling shareholders. The Company's registration statement on Form S-8 was filed on July 26, 1996 and immediately declared effective in accordance with in accordance with Rule 462 under the Securities Act of 1933, as amended.



    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK.
                              SEE "RISK FACTORS."


THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                       Underwriting              Proceeds to
                  Price to            discounts and              the Selling
                   Public              commissions            Shareholders(1)(2)

Per Share           $2.25                  N/A                      $2.25
Total            $1,800,000                N/A                     $810,000
================================================================================


(1) Calculation is based on 360,000 being reoffered and sold pursuant to this Prospectus using the average of the bid and ask prices as reported by the NASD, Inc. in the over-the-counter market on July 22, 1996.


(2) 800,000 shares are being registered pursuant to the Company's 1996 Employee Stock Option Plan, as authorized by the Board of Directors on June 18, 1996, and ratified by shareholders on June 18, 1996.


                  The date of this Prospectus is July 26, 1996

                                 ---------------

                              Available Information

The Company filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. office, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, for the registration of the securities offered hereby which was filed and declared effective on July 26, 1996. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected without charge at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports and other information filled by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

                           Reports to Securityholders

The Company will furnish to shareholders (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

                           Incorporation by Reference

The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any information that was incorporated by reference in the prospectus and the address and telephone number to which such a request is to be directed.

================================================================================
                      SUMMARY INFORMATION AND RISK FACTORS
================================================================================

The following is qualified in its entirety by the more detailed narrative appearing elsewhere in this Prospectus.

The Company:      OLYMPIC  ENTERTAINMENT  GROUP, INC., formed May 21, 1987, is a motion picture and television production company specializing in the distribution of non-violent and educational children's programming. The Company has created a children's educational division called Children's Cable Network.

                  The Company has created a children's educational division called Children's Cable Network. The Company licenses regional affiliates the right to broadcast children's educational and non-violent programming and intends to create and acquire educational programming and products for the Children's Cable Network. The Children's Cable Network specializes in non-violent educational and informational preschool programming, special interest videos, children's classics videos and G-rated children's motion pictures.

                  Pursuant to the original Articles of Incorporation, the Company had the authority to issue an aggregate of one million (1,000,000) common shares, par value $.01 per common share. On August 11, 1994, an amendment to the Articles of Incorporation increased the authorized common shares to twenty million
                  (20,000,000) at a par value of $.01 and authorized the issuance of five million (5,000,000) shares of preferred stock at a par value of $.01 per preferred share, which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issuance by the Board of Directors.

                                                                Shares Currently
                  Class of Stock                                   Outstanding
                  --------------                                ----------------
                  Common                                            2,812,181
                  10% Convertible Preferred                           106,500
                  Series C Preferred                                   32,800
                  Series D Preferred                                   98,000

                  The Company's executive offices of approximately 1,000 square feet are located at 2001 East Flamingo Road, Las Vegas, Nevada 89119, and its telephone number is (702) 369-2588. The production offices consist of approximately 4,000 square feet located at the Burbank Production Plaza, 801 South Main Street, Burbank, California 91506, and its telephone number is
                  (818) 556-6300. The Company's lease was for a term of 24 months ending May 1, 1995, at a monthly rate of $4,900 per month with an option to renew at the same rate and terms and conditions. The Company is currently leasing the facilities on a month-to-month basis at the same price with an option to extend the term.

                  The Company's registration statement on Form S-8 was filed and declared effective on July 26, 1996. To date, no options have been exercised.

Securities
Distributed:      360,000  options to be exercised into 360,000 shares of Common
                  Stock.

Purpose of
Distribution:     To raise  additional  capital in the future and to incentivise management who have been granted options in the shares of Common Stock being offered hereby.

Common Shares
Outstanding After
Distribution:     3,172,181 Common Shares.

                  The options are exercisable into one common share at the purchase price of the lesser of (i) the price per share declared by the Board on the Granting Date of the option; or
                  (ii) eighty percent (80%) of the per share market value on the Granting Date. The options shall be effective during the time the Plan is in existence for a period of ten years from the date of issuance.

Use of
Proceeds:         Any  proceeds  received  by the  Company  from the  subsequent exercise of the options shall be used as working capital and to expand operations. Additionally, this prospectus relates to securities registered on behalf of selling securityholders and the Company will not receive any cash or other proceeds in connection with the subsequent sale.

Absence of
Dividends;
Dividend Policy:  The Company  does not  currently  intend to pay  regular  cash dividends on its Common Stock; such policy will be reviewed by the Company's Board of Directors from time to time in light of, among other things, the Company's earnings and financial position. See "Risk Factors."

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVING A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY THE BUSINESS, SECURITIES LAWS AND OTHER RISKS SUMMARIZED BELOW AND SHOULD CONSULT HIS OR HER OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. PROSPECTIVE PURCHASERS SHOULD BE AWARE OF THE FOLLOWING FACTORS AND SHOULD REVIEW CAREFULLY THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.

Licensing of Programming Rights

The Company's financial success and performance depends upon its ability to obtain programs and to enter into license contracts with prospective Broadcast Affiliate licensees for its programming. There is no assurance that the Company can secure such programming on favorable terms or that, if the Company acquires or licenses such rights, that distribution of the Company's programming will be successful. While the Company's independence provides greater flexibility to engage in the acquisition of a variety of small-scale programs and license them to relatively small, local or community operators (affiliates), this independence also exposes the Company to the risk of being financially unable to secure adequate programming at an affordable cost and to enter into licensing arrangements with Broadcast Affiliates and programming on favorable terms.

Working Capital Requirements

The successful operation of the Company depends to a substantial extent on the Company's ability to finance the acquisition, licensing and enhancement of educational programs for distribution. The Company's costs are negotiated and incurred on a series-by-series basis. The Company may have to pay advance licensing fees for rights to such programming. The Company has done extensive research and exploration of the availability of appropriate educational or non-violent programming for both purchase and licensing. The Company has significant working capital requirements to meet its objectives of becoming a network operating across the United States. There can be no assurance that the revenues generated by licensing activities will meet the requirements of its minimum working capital needs. Furthermore, the Company's strategy for future growth contemplates increased working capital requirements as the Company increases its production commitments for programs and expansion into a national network.

Industry Competition

The proposed business of the Company is very competitive. The Company will encounter competition from many franchised cable companies which are already offering, or will in the future offer, the same or similar services as those proposed to be offered by the Company. Many competitors of the Company will have greater financial resources, more experience in delivery of programming and more acceptability of product than the Company. Management believes the Company's present programming and programs acquired in the future in the non-violent children's program market niche will be competitive in the current market. Nonetheless, there can be no assurance that the Company's programming can or will ultimately be marketed successfully or throughout the United States so as to create a network for children's educational and non-violent programming or that, if marketed successfully, that such programs or a network when created by the Company will be profitable. Moreover, there can be no assurance that the Company's programming can or will be able to compete on a technological basis with other programming which may be available before or after the time the Company's programming is introduced into the targeted markets. Entities with greater established financial resources and greater technical and production capacity than the Company are competitors in the television broadcasting, cable and video industries. They may develop productions or products that are competitive with or superior to the Company's products or which can be marketed more effectively. The Company competes with all other Broadcasters of children's programming and Producers of home videos for children. However, the number of competitors, although it must be considered, may not be the most significant factor. A shortage of good product has always been the great equalizer. Presently there is the Public Broadcasting System (PBS) that is on the air several hours per day with children's programs including "Sesame Street." On cable television there is "The Learning Channel" and "The Family Channel" which offer similar programming as PBS, all of which could be considered competitive, although the Company's target audience is pre-school children and the times of day recommended to affiliates is from 6:00 a.m. to 12:00 p.m..

Network Establishment / Development Stage Company

Although the Company has operated for several years and has purchased or licensed over 800 half-hour programs for licensing, in relation to establishing a nationwide network, the Company is in the development stage and its proposed network operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company in creating a nationwide network must be considered in light of the normal complications and delays frequently encountered in connection with the formation of a new business, employment, and the competitive environment in which the Company will operate. It is possible that losses will continue in the future. Therefore, there is limited operational results upon which to base an assumption that the Company's business plan will prove successful, and there is no assurance that the Company will be able to operate profitably. If the Company's plans prove to be unsuccessful, stockholders may lose all or a substantial part of their investment.

Dependence on Key Personnel

The future success or failure of the Company is dependent primarily upon the efforts of Dominic Orsatti, Chairman and Founder, Paul Cameron, Vice Chairman, and Michael Marcovsky, President. If for any reason the services of Messrs. Orsatti, Cameron or Marcovsky became unavailable to the Company, the Company's future operations could be materially and adversely affected. Management intends to develop employment contracts to guarantee the employment of key personnel over a prescribed period of time.

Offering Price

The price of the Shares offered hereby is to be determined by the market for the Company's Common Stock and without any consideration of such factors as the Company's proposed Management team, market potential, present financial condition, potential competitiveness, its current stage of business development, and the general condition of the economy and the securities markets.

Limitations of Directors Liability - Indemnification

The Company's Articles of Incorporation provide that to the fullest extent permitted by Nevada law, no director of the Company shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to eliminate, subject to certain exceptions, the rights of the Company and its shareholders to recover monetary damages against a director resulting from negligent or grossly negligent behavior.

Supportive Regulation; Legislation

The cable television industry is subject to both regulatory restrictions implemented primarily by the Federal Communications Commission, ("FCC") and also legislation which affects communications/broadcast industries in general. Public Access is the term used to describe the programming opportunities available to each and every citizen who wishes to communicate with the public via cable television. This is made possible as a result of the Federal Cable Communication Act of 1984 which enables individuals and groups the opportunity to use the public, educational and government access channels operated by cable franchisees. Under the law, cable operators are responsible for providing equipment, facilities and training for its citizens who use these access channels. The purpose of Public Access Television, in its most pure form is to provide the members of the community which it serves the ability to communicate freely, without interference and without charge, their activities, opinions and ideas. Cable Franchisees may in no way restrict the content of message of any program presented over the Public Access Channel. It can be said that Public Access Television helps make the First Amendment Rights to Free Speech a reality for United States residents in our time. It is impossible to predict with any accuracy the potential regulatory or legislative actions which could effect cable television. It is possible that certain restrictions could adversely affect the business opportunities of cable television providers.

Recent Cable Television Rate Regulation

The Cable Television Act of 1992 renewed government supervision of the franchised cable television industry which was deregulated by the Cable Act of 1984. Both Acts are amendments to the Communications Act of 1934. The Cable Television Act of 1992 ("1992 Act") authorized the FCC to implement rate and service regulation for certain basic cable television services and to create regulations that will increase competition to franchised cable operators. On April 1, 1993, the FCC announced several features of the rules it plans to implement in connection with the 1992 Act. Most of the announced rules concern rate regulation for franchised services as well as a temporary rate freeze and rollback. In order to promote competition with franchised cable operators, the FCC announced program access regulations as part of the Act. These provisions essentially allow competitive cable operators to purchase television programming at fair prices. Management believes that these provisions of the act may result in lower operating costs for the Company.

Possible Inability to License Broadcast Affiliates

The Company's performance depends upon its ability to obtain contracts with prospective broadcast affiliate licensees for its programming. There is no assurance that the Company can secure such licensing on favorable terms or that, if the Company licenses such rights, that distribution of the Company's programming will be successful. The Company's independence exposes the Company to the risk of being unable to secure adequate licensing arrangements with broadcast affiliates and programming on favorable terms. See "The Company."

Conflicts of Interest

The current officers of the Company devote all of their time to the affairs of the Company (with the exception of Mr. Henson, Chief Financial Officer who devotes approximately ten hours a week to the Company and Mr. Smith who devotes less than ten hours per month as an officer of the Company but provides legal services in his role as attorney to the Company for approximately 12 hours per week). The remaining directors spend as much time as deemed necessary on the corporate business affairs (estimated to be approximately 15% of their time) but are not required nor expected to devote their entire time or efforts to the Company's business and affairs. Some of the officers and directors of the Company are currently principals of other businesses. As a result, conflicts of interest may arise. The officers and directors shall use their best efforts to resolve equitably any conflicts that might result from acting as principals for a number of businesses, but there can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.

Possible Inability to Acquire Programming

The Company's performance depends upon its ability to obtain programming for the Children's Cable Network. There can be no assurance that the Company can continue to secure its programming on favorable terms. If the Company is unable to acquire suitable programming, fewer programs can be licensed to broadcast affiliates, resulting in a possible decrease in revenues. The Company has secured the options to 376 half-hour episodes of "Dusty's Treehouse," 150 half-hour episodes of "Froozles," and over 100 hours of Bill Cosby's "The Picture Book." The Company has done extensive research and exploration of the availability of programming for both purchase and licensing. The Company will also license and/or purchase children's European animation programming for re-dubbing into English. The Company has options for exclusive United States cable broadcast rights for the programs that it licenses. In the event of the acquisition, the Company has exclusive rights in all media nationwide.

Possible Inability to Obtain Working Capital Requirements

The successful operations of the Company depends to a substantial extent on the Company's ability to finance the acquisition, licensing and enhancement of educational programs for distribution. The Company's costs are negotiated and incurred on a series-by-series basis. Additionally, the Company may have to pay advance licensing fees for rights to foreign animation. There can be no assurance that the Company will be able to obtain sufficient capital to fund additional inventory, marketing or its operations. If the Company is unable to obtain a sufficient number of affiliates to license its programming, the Company's ability to finance and license additional programs will be limited. In addition, there can be no assurance that the revenues generated by licensing activities will meet the requirements of its minimum working capital needs.

Effect of Future Sales of Shares and Uncertainty of Market Development

Upon completion of the distribution and the registration of options herein, the Company will have 3,172,181 common shares outstanding. Additionally, upon the effective date of this Registration Statement, 360,000 shares of common stock underlying the outstanding options will become available for public sale. No assurance can be given that the availability of such common shares for sale will not have an adverse impact on the market price of the Company's common shares. Management of the Company cannot predict to what extent a secondary market in the common shares will develop and provide liquidity for holders of the common shares.

Effect of Competition on Marketability of Company's Programming

The proposed business of the Company is very competitive. The Company will encounter competition from many franchised cable companies which are already offering, or will in the future offer, the same or similar services as those proposed to be offered by the Company. Many competitors of the Company exist which have greater financial resources and more experience in the delivery of programming than the Company. There can be no assurance that the Company's programming can or will ultimately be marketed successfully or that, if marketed successfully, any program offered by the Company will be profitable. Entities with greater established financial resources and greater technical and production capacity than the Company are competitors in the motion picture, television and video industries. They may develop productions or products that are competitive with or superior to the Company's products or which can be marketed more effectively. The Company competes with all other broadcasters of children's programming and producers of home videos. On cable television there are The Learning Channel and The Family Channel which offer similar programming as PBS. The Company's Children's Cable Network intends to offer programming Monday through Friday, 6:00 a.m. to 12:00 Noon which is potentially more air time per week than all competitors combined. At this time, the Company is not aware of any other companies competing for the services of its potential broadcast affiliate licensees.

Lack of Dividends

There can be no assurance that the continued operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, the Company does not presently intend to pay dividends and there can be no assurance that dividends will be paid in the future. See "Dividend Policy."

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED SHOULD BE AWARE OF THESE AND OTHER FACTS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.


================================================================================
                                 USE OF PROCEEDS
================================================================================

The Proceeds of this Offering (approximately $810,000) will be used as to acquire licenses and broadcast rights to series television programs, for working capital and to finance future operations and growth of the business.

================================================================================
                         DETERMINATION OF OFFERING PRICE
================================================================================

The board of directors authorized a price per share calculated as of the date of exercise equal to the lesser of (i) the price per share declared by the Board on the Granting Date of the option; or (ii) eighty percent (80%) of the per share Fair Market Value on the Granting Date of the Purchaser Period applicable to such Participant.


================================================================================
                                    DILUTION
================================================================================

Dilution represents the difference between the amount per share paid by shareholders pursuant to those certain options granted pursuant to the Company's 1996 Employee Stock Option Plan and the pro forma net tangible book value per share by shareholders after such purchase and sale by this Prospectus. After giving effect to and assuming the sale by the Selling Shareholders of the Common Stock underlying such stock options, the pro forma net tangible book value of the Company on June 30, 1996 (unaudited), would have been approximately $178,000 or $.06 per share of Common Stock. This would represent an immediate increase in net tangible book value of $$.12 per share to existing shareholders and an immediate dilution of $.94 per share of Common Stock to shareholders purchasing hereby.


================================================================================
                            SELLING SECURITY HOLDERS
================================================================================

    Officer / Director                                        Number of Shares
    -------------------                                       ----------------
Dominic Orsatti
    Chief Executive Officer                                        150,000
    Chairman of the Board                                           10,000

Paul Cameron
    Chief Operating Officer                                         60,000
    Vice Chairman of the Board                                      10,000

John Holt Smith
    Secretary                                                       30,000
    Board Member                                                    10,000

Michael E. Marcovsky
    President                                                       30,000

David Niven, Jr.
    Board Member                                                    10,000

David Henson
    Chief Financial Officer                                         15,000

H.C. Hernandez
    Sales Manager                                                   10,000

Patricia Moore
    Production Coordinator                                          10,000

Nonie Brand
    Affiliate Director                                              15,000

================================================================================
                              PLAN OF DISTRIBUTION
================================================================================

Distribution of Options

After careful study and review, the Board of Directors of the Company determined that it would be in the best interests of the Company and its shareholders to distribute 800,000 options pursuant to the Company's 1996 Employee Stock Option Plan. Due to the additional monies the Company may receive upon exercise of the options, the Company believes that the distribution to its shareholders of the options will be an advantage to the Company at such time as the Company may require additional capital and/or make application to list its common shares on NASDAQ.

Accordingly, after obtaining the approval of the Company's Board of Directors, the Board of Directors of the Company adopted the Plan and agreed to grant options to certain officers, directors and employees. The options are being distributed by the Company and the Company will not receive any cash or other proceeds in connection with the distribution.

Distribution of Options being Registered on Behalf of Selling Shareholders

The Company is not coordinating the sale of the selling securityholders' common shares and will receive no proceeds from the sale of said common shares.


================================================================================
                   DESCRIPTION OF SECURITIES TO BE REGISTERED
================================================================================

The following statements constitute brief summaries of the Company's Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and Bylaws.

The Company's Articles of Incorporation authorize it to issue up to 20,000,000 Common Shares, par value $.01 per Common Share, 5,000,000 Preferred Shares, par value $.01 per Preferred Share. There are currently outstanding, 2,812,181 Common Shares, 106,500 10% Convertible Preferred Shares, 32,800 Series C Preferred Shares and 98,000 Series D Preferred Shares which are fully paid and non-assessable.

Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

Cumulative Voting .  The Common Shares do not have cumulative voting rights.

Dividends. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earning, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.


================================================================================
                     INTERESTS OF NAMED EXPERTS AND COUNSEL
================================================================================

Not Applicable.


================================================================================
                                MATERIAL CHANGES
================================================================================

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report to securityholders and which have not been described in a report on From 10-QSB or Form 8-K filed under the Exchange Act.


================================================================================
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
================================================================================

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

1.  The Company's Form 10-QSB dated June 30, 1996.

2.  The Company's Form 10-QSB dated March 31, 1996.

3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

5. The Company's registration statement on Form S-1 declared effective on June 23, 1995 and the Prospectus previously filed thereunder.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

================================================================================
              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES
================================================================================

Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law (the "Nevada GCL") permits the Company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed actions, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

As permitted by Sections 78.037 and 78.751 of the Nevada GCL, the Company's Articles of Incorporation eliminate the personal liability of a director or officer for monetary damages to the Company and its stockholders arising from a breach or alleged breach of the fiduciary duty of a director or officer except for liability under Section 78.300 of the Nevada GCL or liability for any breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by Nevada law, including circumstances in which indemnification is otherwise discretionary under Nevada law.

The directors and officers of the Company have a policy of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of their being or having been directors or officers.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                        OLYMPIC ENTERTAINMENT GROUP, INC.

                         1996 EMPLOYEE STOCK OPTION PLAN

                        OLYMPIC ENTERTAINMENT GROUP, INC.

                         1996 EMPLOYEE STOCK OPTION PLAN



                                    ARTICLE I

                            NAME AND PURPOSE OF PLAN

     1.1 Name of Plan. This Plan shall be known as: Olympic Entertainment Group, Inc. 1996 Employee Stock Option Plan.

     1.2 Purpose. The Olympic Entertainment Group, Inc. (the "Company") 1996 Employee Stock Option Plan (the "Plan"), by offering Employees the opportunity to purchase Olympic Entertainment Group, Inc.'s common stock ("Stock"), is intended to encourage participation in the ownership and economic progress of the Company. Employees may only be granted Stock Options to purchase common stock. Except as otherwise provided in the Plan, by reason of their employment relationship with the Employer, all Employees, officers, directors, associates and consultants approved, will be eligible to participate in the Plan.

     1.3 Types of Options. It is intended that this Plan shall grant options to purchase shares of the Company's common stock up to a maximum of 800,000, as set forth in Section 3.2, as described in accordance with Section 421 of the Code, and the provisions of this Plan shall be interpreted and applied in a manner consistent with such intent. Therefore, the Stock Options granted under this Plan shall be stock options as described under Section 421 of the Code and, as such, this Plan is not qualified under Section 401(a) of the Code.

     1.4 Identification of 10(a) Prospectus Materials. This document dated July 1, 1996, constitutes part of a prospectus covering securities of the Company that have been registered under the Securities Act of 1933, as amended.



                                   ARTICLE II

                                   DEFINITIONS

     2.1 Definitions. Where the following capitalized words and phrases appear in either a singular or plural form in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

        (a) Board. The word "Board" shall mean the Board of Directors or any committee of the Board of Directors of the Company, which shall have the discretion to determine the timing and amount of options granted under the Plan. Participants may request information from Paul Cameron, Vice Chairman of the Company by writing him at 2001 East Flamingo Road, Suite 100, Las Vegas, Nevada 89119, or by calling him at (702) 369-2588.

        (b) Code. The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (c) Company. The word "Company" shall mean Olympic Entertainment Group, Inc., a Nevada corporation.

        (d) Employee. The word "Employee" shall mean any person employed by the Company who receives remuneration for personal services rendered to the Company, including any person defined as an employee under Rule 405 of the Securities Act of 1933, as amended.

        (e) Employer. The word "Employer" shall mean the Company and any subsidiaries of the Company.

        (f) Exercise Date. The words "Exercise Date" shall mean any day of any year during which the Plan is in existence, beginning July 1, 1996, and continuing through June 30, 2006.

        (g) Fair Market Value. The words "Fair Market Value" shall mean (A) during such time as the Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Stock on such stock exchange or exchanges or the NASDAQ/ National Market System on the day for which such value is to be determined, or if no sale of the Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Stock or (B) during any such time as the Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

        (h) Granting Date. The words "Granting Date" shall mean the date that the Board grants an option under this Plan and beginning on each applicable Purchase Period, being July 1, 1996, and continuing through June 30, 2006, as set forth in subparagraph (n).

        (i) Option Agreement. The words "Option Agreement" shall mean an agreement to be executed by the Participant and the Company, which shall comply with the terms of the Plan and shall be in such form as the Board may agree upon from time to time.

        (j) Option Price. The words "Option Price" shall mean the price which shall be paid by the Participant for any Stock purchased on or before an applicable Exercise Date pursuant to any Stock Option granted to such Participant; provided, such option price shall be the lesser of:

            (i) The price per share declared by the Board on the Granting Date of the option; or

            (ii) Eighty percent (80%) of the per share Fair Market Value on the Granting Date of the Purchase Period applicable to such Participant.

        (k) Participant. The word "Participant" shall mean any Employee, associate of such Employer, officer, director, consultant or advisor, who has been granted options to purchase the Company's Common Stock as described hereunder. The word "Participant" shall also include the legal representative of a deceased Participant, and a Participant who, within three months prior to the end of the applicable Purchase Period for which he is a Participant, terminates his employment with the Employer on account of (i) retirement on or after age 55, (ii) retirement because of disability, (iii) lay off by the Employer, or
(iv) an authorized leave of absence granted by the Employer. "Disability" for purposes of this Subsection (k) shall mean a physical or mental condition which, in the judgment of the Board, totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Employer. A determination that disability exists shall be based upon independent medical evidence satisfactory to the Committee. In the event that any Employer ceases to be a Subsidiary of the Company, the Employees of such Employer will be deemed to have terminated employment as of such date.

        (l) Plan. The word "Plan" shall mean this Olympic Entertainment Group, Inc. 1996 Employee Stock Option Plan, any amendments thereto, and all exhibits and documents incorporated by reference in the Form S-8 Registration Statement filed July 26, 1996 with the United States Securities and Exchange Commission.

        (m) Prospectus. The information required to be delivered to all Participants pursuant to Section 10(a) of the Securities Act of 1933, as amended, including this Olympic Entertainment Group, Inc. 1996 Employee Stock Option Plan, as amended, and, additionally, all exhibits and documents incorporated by reference in the Form S-8 Registration Statement. Upon the oral or written request of each Participant, the Company will provide the Participant with such documents.

        (n) Purchase Period. The words "Purchase Period" shall mean any one year period commencing on July 1 and ending on June 30 of each year during which the Plan is in existence, as follows:

            (i) "First Purchase Period" - July 1, 1996 through June 30, 1997.

            (ii) "Second Purchase Period" - July 1, 1997 through June 30, 1998.

            (iii) "Third Purchase Period" - July 1, 1998 through June 30, 1999.

            (iv) "Fourth Purchase Period" - July 1, 1999 through June 30, 2000.

            (v) "Fifth Purchase Period" - July 1, 2000 through June 30, 2001.

            (vi) "Sixth Purchase Period" - July 1, 2001 through June 30, 2002.

            (vii)  "Seventh  Purchase  Period" - July 1, 2002  through  June 30,
                    2003.

            (viii)  "Eighth  Purchase  Period" - July 1, 2003  through  June 30,
                    2004.

            (ix) "Ninth Purchase Period" - July 1, 2004 through June 30, 2005.

            (x) "Tenth Purchase Period" - July 1, 2005 through June 30, 2006.

        (o) Stock. The word "Stock" shall mean any of the total number of shares of common stock of the Company being authorized for issuance pursuant to the terms of the Plan in accordance with Article IV.

        (p) Stock Option. The words "Stock Option" shall mean the right of a Participant on an applicable Exercise Date to purchase the number of shares of Stock as provided in Article III.

        (q) Subsidiary. The word "Subsidiary" shall mean any present or future entity (including any limited partnership or limited liability company) in which the Company owns directly or indirectly more than a fifty percent (50%) interest and such entity does not meet the definition of "subsidiary" as defined Section 424 of the Code.

     2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.



                                   ARTICLE III

                            EXERCISE OF STOCK OPTION

     3.1 Exercise. Any Participant may elect to exercise his Stock Option on or before each Exercise Date with respect to the applicable Purchase Periods.

     3.2 Amount of Shares of Stock. Subject to Subsection 4.2(b), the number of shares of Stock to which a Participant shall be entitled ("Total Stock Entitlement") upon the applicable Exercise Date shall be determined by the Board or any committee of the Board.

     3.3 Distribution.  A Participant's Stock Option as determined under Section
3.2 shall be distributed to him pursuant to Section 3.4(b).

     3.4 Issuance of Shares; Stock Certificates.

        (a) The shares of Stock purchased by a Participant on the applicable Exercise Date shall for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the right or privileges of a stockholder of the Company shall exist with respect to such shares.

        (b) As soon as practicable after each Exercise Date, the Company shall issue and deliver a certificate, registered in the Participant's name, for the number of shares of Stock purchased.



                                   ARTICLE IV

                        MAXIMUM SHARES OF STOCK AVAILABLE

     4.1 Maximum Number of Shares Available to Participants. If on the Exercise Date of any Purchase Period the Stock Options for all Participants determined under Section 3.2 hereof exceeds the number of shares of Stock available for issuance under the Plan, there shall be a proportionate reduction for the ensuing applicable Purchase Period of each Participant's Stock Options in order to eliminate such excess.

     4.2 Maximum Authorized. Subject to adjustment under Article VII, the maximum number of shares of Stock which may be issued under the Plan shall not in the aggregate exceed 800,000 shares of Stock.

     4.3 Termination of Offering from the Second and Subsequent Purchaser Periods. If in the opinion of the Board or any committee of the Board, there is insufficient Stock available for Stock Options at any Granting Date after the July 1, 1997 Granting Date, the Committee may terminate the offering contemplated for any or all succeeding Purchase Periods.


                                    ARTICLE V

                                 ADMINISTRATION

     5.1 Appointment of Committee. The Plan shall be administered by the Board or by any committee of the Board, and consisting of not less than two members from the Board. The members of the Committee shall serve at the pleasure of the Board and shall be ineligible to participate under the Plan. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights including stock appreciate rights.

     5.2 Committee Powers and Duties. The Committee shall have all the powers and authorities which are reasonably appropriate and necessary to discharge its duties under the Plan.

     5.3 Committee to Make Rules and Interpret Plan. The Board or any committee of the Board, in its sole discretion, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise rules and regulations with respect to the administration of the Plan and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive on all parties unless otherwise determined by the Board.



                                   ARTICLE VI

                              AMENDMENT OF THE PLAN

     The Board may at any time, or from time to time, amend the Plan in any respect consistent with Section 421 of the Code, and adopt any amendment which would materially increase the benefits accruing to Participants, materially increase the maximum number of shares which may be issued under the Plan or materially modify the Plan's eligibility requirements.


                                   ARTICLE VII

                RECAPITALIZATION, EFFECT OF CERTAIN TRANSACTIONS

                             AND RESALE RESTRICTIONS

     7.1 Stock Adjustments. In the event that the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan and each share theretofore appropriated or thereafter subject or which may become subject to Stock Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of
Section 424 of the Code; provided, in no such event will such adjustment result in a modification of any Stock Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of stock, or any stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, then if the Board or any committee of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Stock Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Stock available under the Plan or to which any Stock Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or which other adjustments nor previously made would require an increase or decrease of at least one percent in the number of shares of stock available under the Plan or to which any Stock Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 7.1 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Section 7.1 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Stock relating to any Stock Option immediately prior to exercise, payment or settlement of such Stock Option.

        No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. Any adjustments under this Section 7.1 shall be made according to the sole discretion of the Board, or any committee of the Board, and its decision shall be binding and conclusive.

     7.2 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation any merger or consolidation, any Stock Option hereunder shall pertain to and apply to the shares of stock of the Company; but a dissolution or liquidation of the Company or merger or consolidation in which the Company is not the surviving or the resulting corporation shall cause the Plan and any Stock Option hereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purpose of this Section 7.2, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368 of the Code, then, such event shall not cause a termination.

     7.3 Resale Restrictions. Employees who receive Stock Options under this Plan and who exercise such Options to acquire Common Stock of the Company receive Common Stock registered under Form S-8. As such, the Employee may freely resell such securities without restriction as long as such Employees are not affiliates of the Company as defined in the Securities Act of 1933, as amended. Affiliates who receive registered Common Stock may publicly reoffer and resell the Common Stock pursuant to Rule 144 or pursuant to a registration statement on Form S-8 by means of a separate prospectus ("Reoffer Prospectus") containing the information required by Part I of Form S-3, and may not exceed the amount specified in Rule 144(e).

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Notices. Any notice which a Participant files pursuant to the Plan shall be on the form prescribed by the Board or any committee of the Board and shall be effective when received by the Board or any committee of the Board.

     8.2 Application of the Funds. All funds received by the Company under the Plan may be used for any corporate purpose.

     8.3 Repurchase of Stock. The Company shall not be required to repurchase from any Participant shares of Stock which he acquired under the Plan.

     8.4 Nonassignability. Stock Options are exercisable only by the Participant during his lifetime, or by his estate or the person who acquires the right to exercise such Stock Option upon his death by bequest or inheritance, and are not transferable by him other than by will or the laws of descent and distribution. No Stock Option shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Stock Option contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Stock Option involved in such attempt.

     8.5 Government Regulation. The Company's obligation to sell and deliver the Stock under the Plan is at all times subject to any and all approvals, rules and regulations of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock. In addition, the rights of Participants under the Plan who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), are subject to compliance by such Participants with the applicable provisions of Section 16 an the rules and regulations promulgated thereunder.

     8.6 Effective Date of Plan. The Plan shall become effective on July 1, 1996, if prior to that date the Plan has been approved by the holders of a majority of the common stock of the Company present, or represented, and entitled to vote at a meeting called for such purposes.

     8.7 Termination of Plan. The Plan shall continue in effect through June 30, 2006, unless terminated pursuant to Section 7.2 or by the Board, which shall have the right to terminate the Plan at any time.

     8.8 No Obligations to Exercise Stock Option. The granting of a Stock Option shall impose no obligation upon the Participant to exercise his Stock Option.

     8.9 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Employer. The Employer reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other individual any right to be selected as a Participant or to be granted a Stock Option.

     8.10 Reliance on Reports. Each member of the Board and each member of a committee of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     8.11 Applicable Law. This Plan shall be governed by and interpreted accordance with the laws of the State of California.

     8.12 Signature. To record the adoption of the Plan by the Board, effective July 1, 1996, the Company has authorized its officers to affix the corporate name hereto.



                                   OLYMPIC ENTERTAINMENT GROUP, INC.



                                   By  /S/  JOHN HOLT SMITH
                                      -----------------------------------------
                                             John Holt Smith, Secretary

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information

         See Olympic Entertainment Group, Inc. 1996 Employee Stock Option Plan filed herewith.


Item 2.  Company Information and Employee Plan Annual Information

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
         Statement:

          1. The Company's Form 10-QSB dated June 30, 1996.

          2. The Company's Form 10-QSB dated March 31, 1996.

          3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

          5. The Company's Registration Statement on Form S-1 declared effective on June 23, 1995, and the Prospectus previously filed thereunder.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.


Item 4.  Description of Securities.

         The following statements constitute brief summaries of the Company's Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and Bylaws.

         The Company's Articles of Incorporation authorize the Company to issue up to 20,000,000 Common Shares, par value $.01 per Common Share, 5,000,000 Preferred Shares, par value $.01 per Preferred Share. There are currently outstanding, 2,812,181 Common Shares, 106,500 10% Convertible Preferred Shares, 32,800 Series C Preferred Shares and 98,000 Series D Preferred Shares which are fully paid and non-assessable.

         Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

         Cumulative Voting. The Common Shares do not have cumulative voting rights.

         Dividends. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earning, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 78.751 of the Nevada General Corporation Law (the "Nevada GCL") permits the Company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed actions, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         As permitted by Sections 78.037 and 78.751 of the Nevada GCL, the Company's Articles of Incorporation eliminate the personal liability of a director or officer for monetary damages to the Company and its stockholders arising from a breach or alleged breach of the fiduciary duty of a director or officer except for liability under Section 78.300 of the Nevada GCL or liability for any breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by Nevada law, including circumstances in which indemnification is otherwise discretionary under Nevada law.

         The directors and officers of the Company have a policy of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of their being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits

         See Index to Exhibits on page 5.


Item 9.  Undertakings

         (a) The undersigned Company hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

             3. File a post-effective amendment to remove from registration any of the securities which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the
                  Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 26, 1996.

                                     OLYMPIC ENTERTAINMENT GROUP, INC.


                                     By:  /S/  PAUL CAMERON
                                        ----------------------------------------
                                         Paul Cameron


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Holt Smith and Paul Cameron, and each of them, his true and lawful attorneys-in-fact and, each with full power of substitution, and resubstitution, for him, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

  Signature                         Title                            Date


/S/  DOMINIC ORSATTI       Chairman of the Board                July 26, 1996
- --------------------
Dominic Orsatti


                           President                            July ___, 1996
- ---------------------
Michael E. Marcovsky


/S/  PAUL CAMERON          Vice Chairman                        July  26, 1996
- ---------------------
Paul Cameron


/S/  JOHN HOLT SMITH       Secretary, Director                  July 26, 1996
- ---------------------
John Holt Smith


                           Director                             July ___, 1996
- ---------------------
Jack Rhodes

                                INDEX TO EXHIBITS

                                                                 Sequentially
Exhibit                                                            Numbered
Number      Exhibit                                                  Page
- --------------------------------------------------------------------------------

   4 Instruments defining the rights of securityholders, including indentures.

   5 Opinion of Smith & Associates as to legality of the securities being offered.

  15        Letter on unaudited interim financial information.
            (included in Exhibit 23.2)

  23.1      Consent of Smith & Associates (included in Exhibit 5).

  23.2      Consent of Winter, Scheifley & Associates

  24        Powers of Attorney (included in Registration Statement)